Exhibit 99.1

LiveVox Names John DiLullo Chief Executive Officer

Louis Summe to Transition to Vice Chairman on LiveVox Board

Provides Preliminary Third Quarter 2022 Financial Results and Updated Full Year 2022 Guidance

SAN FRANCISCO, CA – November 1, 2022 – LiveVox Holdings, Inc. (“LiveVox” or the “Company”) (NASDAQ: LVOX), a leading cloud-based provider of customer service and digital engagement tools, today announced that John DiLullo, a 30-year technology industry veteran, has been named Chief Executive Officer of the Company, effective immediately. Louis Summe, the Company’s co-founder and CEO from 2000 to 2022, will continue to serve on the Board of Directors and become Vice Chairman, and will lead a newly-formed Product and Technology Committee.

Mr. DiLullo brings three decades of experience in networking, telecommunications, application delivery and security, including more than ten years in the contact center, telephony and workflow automation space. He most recently served as the Chief Revenue Officer of Forcepoint, where he led the Company’s worldwide sales, revenue operations, marketing and business development organizations. During his tenure, Mr. DiLullo facilitated the successful launch of Forcepoint’s cloud-native security platform and oversaw investments in the Company’s Global Partner Program. Prior to Forcepoint, Mr. DiLullo served as CEO of Lastline Security, a fast-growing AI-based Network Threat Detection company that was acquired by VMware in 2020.

“John brings a compelling mix of relevant technology and commercial industry experience, a proven track record of successfully scaling go-to-market operations and a customer-first orientation, making him the ideal leader for LiveVox as it enters its next phase of growth,” said Stewart Bloom, Executive Chairman of LiveVox. “The Board is confident that John has the right vision and expertise to support the Company’s existing customer base, expand LiveVox’s product suite to new markets and customers and maintain the Company’s commitment to consistent innovation and customer service.”

Mr. Bloom continued, “Under Louis’ leadership, LiveVox evolved from a single point solution into a next-generation contact center platform with best-in-class product architecture; expanded its customer base into the enterprise market; and grew its product suite to include omnichannel communications and practical AI capabilities. On behalf of the Board, I want to thank Louis for his service over the past two decades, including steering the organization through the COVID-19 pandemic and spearheading its successful public listing last year. We are pleased the Company will continue to benefit from his expertise and insights as an ongoing member of our Board.”

“I co-founded LiveVox with a vision centered on creating a comprehensive, easy-to-use contact center platform designed to improve customer outcomes,” said Mr. Summe. “I am proud of the role LiveVox has played in advancing the digital transformation of contact center solutions, and am grateful to my incredible team, who helped turn this vision into a reality. We believe the Contact Center market is still in the early innings of a secular shift from on-premise call centers run by agents to cloud architecture supported by automation and digital solutions. LiveVox is well-positioned for its next chapter, with strong market leadership, industry-leading customer retention and consistent annual growth. I am confident that LiveVox is in great hands with John, and I am excited to return to my entrepreneurial roots while continuing to support the Company, particularly on products and technology, through my Board position.”

“I’m excited to be joining LiveVox at such a pivotal time. Businesses, both small and large, are rethinking how they serve their customers in these unprecedented times. Cloud-based, omnichannel and AI solutions are quickly becoming requirements as customers demand more capabilities, flexibility and improved experiences,” commented Mr. DiLullo. “I am incredibly impressed by the Company’s solid foundation, the talented workforce they have assembled and the unique culture that Louis and the team have built. I am eager to help the team continue its great work and to help strengthen and expand LiveVox’s market position.”

Prior to Lastline Security, Mr. DiLullo worked for a number of market leaders domestically and abroad, including Cisco Systems, Avaya and Aruba Networks/Hewlett-Packard Enterprise, where he served customers of varying sizes through traditional and emerging channels.

Previously, Mr. DiLullo was an Operating Partner at Francisco Partners Consulting, a leading global investment firm that specializes in partnering with technology and technology-enabled businesses. Mr. DiLullo holds two U.S. patents and is a former Stanford University Fellow. He holds a B.S. in Electrical Engineering from Villanova University.

Preliminary Third Quarter 2022 Financial Results and Updated Full Year 2022 Guidance

LiveVox also today announced preliminary estimated financial results for the third quarter ended September 30, 2022:

•	Total revenue is expected to be a record of approximately $35.3 million,

•	Contract revenue is expected to be approximately $28.0 million,

•	Excess usage revenue is expected to be approximately $7.3 million,

•	Net loss is expected to be approximately $7.8 million, and

•	Adjusted EBITDA loss is expected to be approximately $1.5 million

LiveVox also updated its previous guidance for the full year ending December 31, 2022 by:

•	Reducing total revenue to $134.0 to $135.5 million,

•	Reaffirming contract revenue of $108 to $109 million,

•	Reducing excess usage revenue to $26.0 to $26.5 million, and

•	Reaffirming Adjusted EBITDA loss of $17 to $15 million

Additional information regarding the non-GAAP financial measure discussed in this release, including an explanation of this measure and how it is calculated, is included below under the heading “Non-GAAP Financial Measures.”

The preliminary estimated financial performance for the third quarter ended September 30, 2022 discussed above is subject to the completion of our financial closing procedures. Our management is responsible for these closing procedures. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to the accompanying preliminary estimated financial performance, and accordingly does not express an opinion or any other form of assurance with respect thereto. Our estimated preliminary financial performance could differ materially from our actual results of operations due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time at which we issue our audited consolidated financial statements.

As previously announced, the Company will release its third quarter 2022 financial results on November 8, 2022 after the financial markets close. LiveVox will host a conference call to discuss its results and business outlook at 4:30 p.m. Eastern Time.

About LiveVox

LiveVox (Nasdaq: LVOX) is a next generation contact center platform that powers more than 14 billion omnichannel interactions a year. By seamlessly unifying blended omnichannel communications, CRM, AI, and WEM capabilities, the Company’s technology delivers exceptional agent and customer experiences, while helping to mitigate compliance risk. With 20 years of cloud experience and expertise, LiveVox’s CCaaS 2.0 platform is at the forefront of cloud contact center innovation. The Company has more than 650 global employees and is headquartered in San Francisco, with offices in Atlanta; Columbus; Denver; St. Louis; Medellin, Colombia; and Bangalore, India. To stay up to date with everything LiveVox, follow us at @LiveVox or visit livevox.com.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements and quotations relating to LiveVox’s expected revenue and annual recurring revenue from contracts, growth expectations, market position, product capabilities, the growth of the cloud contact center industry, and future financial results, including LiveVox’s preliminary financial results for the quarter ended September 30, 2022 and guidance for the full year ending December 31, 2022. These statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LiveVox’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. LiveVox assumes no obligation to update or revise any such forward-looking statements except as required by law.

Important factors, among others, that may affect actual results or outcomes include risks or liabilities assumed as a result of our ability to meet financial and operating guidance, ability to achieve financial targets, and successfully manage capital expenditures; risks related to the high level of competition in the cloud contact center industry and the intense competition and competitive pressures from other companies in the industry in which the Company operates; risks related to the Company’s reliance on information systems and the ability to properly maintain the confidentiality and integrity of data; risks related to the occurrence of cyber incidents or a deficiency in cybersecurity protocols; risks related to the ability to obtain third-party software licenses for use in or with the Company’s products; general economic and business conditions; the impact of COVID-19 on LiveVox’s business; risks related to our intellectual property rights, risks related to our ability to secure additional financing on favorable terms, or at all, to meet our capital needs; increased taxes and surcharges (including Universal Service Fund, whether labeled a “tax,” “surcharge,” or other designation) on our products which may increase our customers’ cost of using our products and/or increase our costs and reduce our profit margins to the extent the costs are not passed through to our customers, and our potential liability for past sales and other taxes, surcharges and fees; changes in government regulation applicable to the collections industry or any failure of us or our customers to comply with existing regulations; changes in base interest rates and significant market volatility on the Company’s business, the Company’s industry and the global economy as well as those factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”).

The information contained in this press release is summary information that is intended to be considered in the context of LiveVox’s SEC filings and other public announcements that LiveVox may make, by press release or otherwise, from time to time. LiveVox also uses its website to distribute company information, including performance information, and such information may be deemed material. Accordingly, investors should monitor LiveVox’s website (http://www.livevox.com). LiveVox undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about LiveVox and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of LiveVox or information about the market, as indicative of future results, the achievement of which cannot be assured.

Non-GAAP Financial Measures

Management uses non-GAAP financial measures to evaluate operating performance. We believe non-GAAP financial measures provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors.

Adjusted EBITDA

We monitor Adjusted EBITDA, a non-generally accepted accounting principle (“Non-GAAP”) financial measure, to analyze our financial results and believe that it is useful to investors, as a supplement to U.S. GAAP measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and our calculation of Adjusted EBITDA may differ from that of other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our consolidated financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) depreciation and amortization, (ii) long-term equity incentive bonus, (iii) stock-based compensation expense, (iv) interest expense, net, (v) change in the fair value of warrant liability, (vi) other expense, net, (vii) provision for (benefit from) income taxes, and (viii) other items that do not directly affect what we consider to be our core operating performance.

The following table shows a preliminary reconciliation of net loss to Adjusted EBITDA for the period ending September 30, 2022 (dollars in millions):

Net loss	$(7.8)

Non-GAAP adjustments:
Depreciation and amortization	$1.1
Long-term equity incentive bonus and stock-based compensation expenses	$3.0
Interest expense, net	$0.9
Change in the fair value of warrant liability	$0.4
Other expense (income), net	$0.2
Transaction-related costs	$0.1
Provision for income taxes	$0.2
Severance costs	$0.5
Adjusted EBITDA	$(1.5)

Press Contacts:

Nick Bandy

nbandy@livevox.com

David Isaacs / Chloe Clifford

FGS Global

david.isaacs@fgsglobal.com / chloe.clifford@fgsglobal.com

Investor Contacts:

Alexis Waadt

awaadt@livevox.com

Ryan Gardella

livevoxIR@icrinc.com